SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

Current Report

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

December 20, 2005

Date of Report

(Date of earliest event reported)

THRESHOLD PHARMACEUTICALS, INC.

(Exact name of Registrant as specified in its charter)

Delaware	000-51136	94-3409596
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

1300 Seaport Boulevard

Redwood City, California 94063

(Address of principal executive offices) (Zip code)

(650) 474-8200

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

On December 20, 2005, the board of directors (the “Board”) of Threshold Pharmaceuticals, Inc., a Delaware corporation (the “Company”), approved revised compensation arrangements for non-employee directors of the Company effective January 1, 2006.

Effective January 1, 2006, each non-employee director will receive an annual cash retainer of $30,000. Also effective January 1, 2006, the chairperson of the Audit Committee of the Board will receive an annual cash retainer of $16,000, and the chairpersons of the Nominating and Corporate Governance Committee of the Board and the Compensation Committee of the Board each will receive an annual cash retainer of $14,000. Each other member of the Audit Committee, Nominating and Corporate Governance Committee and Compensation Committee will receive an annual cash retainer of $10,000.

All directors will continue to be reimbursed for all reasonable out-of-pocket expenses incurred in connection with attendance at Board and committee meetings. No changes were made to the equity compensation arrangements for non-employee directors of the Company.

Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

The Board has elected Bruce C. Cozadd as a director of the Company effective December 23, 2005, to fill a vacancy created by the resignation of Dr. Ralph E. Christoffersen on December 20, 2005. Mr. Cozadd will serve as a Class III Director (to serve until the Company’s 2007 annual meeting of stockholders) and will serve as a member of the Compensation Committee.

As a member of the Board, Mr. Cozadd is eligible to receive the standard cash and equity compensation payable to non-employee directors and Board committee members as may be determined from time to time by the Board and as may be set forth in the Company’s 2004 Amended and Restated Equity Incentive Plan (the “Plan”). The cash compensation that Mr. Cozadd is eligible to receive is described under Item 1.01 above. In connection with his appointment to the Board, Mr. Cozadd received an automatic grant of a non-qualified stock option to purchase 30,000 shares of the Company’s common stock pursuant to the Plan. The option will be exercisable for a term of 10 years and the shares issuable upon exercise of the stock option will vest equally over the next 36 months until the options are fully vested, provided Mr. Cozadd remains a member of the Board. The Company has also entered into its standard form of indemnification agreement with Mr. Cozadd.

Item 1.01 is incorporated by reference.

Item 9.01 Financial Statements and Exhibits.

(c) Exhibits

Exhibit No.	Description
99.1	Press Release dated December 27, 2005.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Threshold Pharmaceuticals, Inc.

Date: December 27, 2005	By:	/s/ Janet I. Swearson
Janet I. Swearson
Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description
99.1	Press Release dated December 27, 2005.